UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2011

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California		95973
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Effective September 23, 2011, Tri Counties Bank, a California state-chartered bank (the “Bank”) and wholly owned subsidiary of TriCo Bancshares, a California corporation, acquired substantially all of the assets and assumed substantially all of the liabilities of Citizens Bank of Northern California, Nevada City, California (“Citizens Bank”), including substantially all the deposits, from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Citizens Bank (the “Acquisition”). The Acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on September 23, 2011 (the “Agreement”).

Based upon a preliminary closing with the FDIC as of September 23, 2011, the Bank acquired an estimated $222 million in loans, $11 million in investment securities and $51 million in cash and other assets, and assumed an estimated $240 million in deposits, $22 million in borrowings and no other liabilities. The foregoing amounts represent Citizens’ book values and do not reflect fair values. These amounts are estimates and, accordingly, are subject to adjustment based upon final settlement with the FDIC. The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to the liabilities of Citizens Bank not assumed by the Bank and certain other types of claims listed in the Agreement. The Bank paid no cash or other consideration to acquire Citizens Bank. The Bank did not enter into a loss-sharing agreement with the FDIC in connection with the Acquisition.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 2.01: Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 8.01: Other Events

On September 23, 2011, the Bank issued a press release announcing the Acquisition. A copy of this press release has been attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Citizens Bank of Northern California, Nevada City, California, the Federal Deposit Insurance Corporation and Tri Counties Bank, dated as of September 23, 2011, and related addendum.

99.1	Press Release, dated September 23, 2011, announcing the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: September 27, 2011	By:	/s/ Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and
Chief Financial Officer (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Citizens Bank of Northern California, Nevada City, California, the Federal Deposit Insurance Corporation and Tri Counties Bank, dated as of September 23, and related addendum.

99.1	Press Release, dated September 23, 2011, announcing the Acquisition.